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                                                                 Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of American Bank Note Holographics, Inc. on Form S-8 of our report dated March 29, 2000, appearing in the Annual Report on Form 10-K of American Bank Note Holographics, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
New York, New York
May 23, 2001